Exhibit 10.1

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT (the “Agreement”), dated as of May 12, 2024, by and between INCYTE CORPORATION, a Delaware corporation (the “Company”) and the persons listed on Schedule I hereto (collectively, the “Seller Affiliates”).

R E C I T A L S

WHEREAS, the Company intends, but has not made any public announcement of such intention, to conduct a public modified Dutch auction self-tender offer for up to $1.672 billion in consideration (the “Total Consideration”) of shares of its common stock, $.001 par value (“Common Stock”), at prices ranging from $52.00 to $60.00 per share (the “Price Range”), subject to the other terms and conditions thereof which shall be determined by the Company’s Board of Directors (or a designated committee thereof) (the “Board of Directors” and such offer, as it may be adopted or amended from time to time, the “Tender Offer”);

WHEREAS, as of the date hereof, the Seller Affiliates own in the aggregate, 36,833,933 shares of the Common Stock, representing in the aggregate ownership of approximately 16.4% of the issued and outstanding shares of Common Stock as of May 9, 2024;

WHEREAS, upon the request of the Company, in order to maximize liquidity for other stockholders, not impact the purchase price received by stockholders participating in the Tender Offer and provide full transparency and certainty regarding the Seller Affiliates’ participation in the Company’s stock repurchase program, each Seller Affiliate has determined not to exercise such Seller Affiliate’s respective right to tender any of such Seller Affiliate’s shares of Common Stock pursuant to the Tender Offer; and

WHEREAS, the Company wishes to purchase from the Seller Affiliates jointly and severally, and the Seller Affiliates jointly and severally wish to sell to the Company, the Shares (as hereinafter defined), on the terms and subject to the conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller Affiliates hereby jointly and severally agree with the Company and the Company agrees with each Seller Affiliate as follows:

section 1
PURCHASE AND SALE OF THE SHARES; THE CLOSING

1.1              Purchase and Sale of Common Stock. Subject to the completion of the Tender Offer and the other terms and conditions of this Agreement, and on the basis of the representations, warranties and covenants set forth herein, the Seller Affiliates jointly and severally agree to sell to the Company and the Company agrees to purchase from the Seller Affiliates such aggregate number of shares (with respect to each Seller Affiliate, “such Seller Affiliate’s Shares” and the aggregate of such Seller Affiliate’s Shares for all Seller Affiliates, the “Shares”) of Common Stock (rounded to the nearest whole number of shares) equal to such Seller Affiliate’s percentage participation (“Percentage Participation”) as set forth on Schedule I hereto, multiplied by the product of (i) 36,833,933 and (ii) a fraction, the numerator of which is the aggregate number of shares of Common Stock purchased by the Company in the Tender Offer and the denominator of which is 188,020,620 (representing the outstanding shares of Common Stock owned by all stockholders of the Company other than the Seller Affiliates as of May 9, 2024).

1.2              Purchase Price. The per share purchase price (“Per Share Purchase Price”) for the Shares shall be equal to the price per share paid by the Company for the shares of Common Stock tendered by the holders of Common Stock in the Tender Offer. The purchase price (“Purchase Price”) for each Seller Affiliate, as applicable, shall equal the Per Share Purchase Price specified in the preceding sentence multiplied by the number of such Seller Affiliate’s Shares purchased by the Company from each such Seller Affiliate pursuant to Section 1.1 of this Agreement.

1.3              The Closing. Subject to the terms and conditions hereof, the purchase and sale of the Shares contemplated by this Agreement (the “Closing”) will take place at the offices of Pillsbury Winthrop Shaw Pittman LLP, 31 W. 52nd Street, New York, New York 10019 at 10:00 a.m., New York City time on the eleventh business day following the expiration date of the Tender Offer, or at such other later date or place as the parties shall mutually agree. At the Closing, (a) each Seller Affiliate, as applicable, will deliver to the Company the number of such Seller Affiliate’s Shares to be purchased by the Company (such delivery to be made in such form as reasonably determined by the Company as necessary to effect the transfer of such Shares), and (b) the Company shall deliver the applicable Purchase Price to each Seller Affiliate, as applicable, by wire transfer of immediately available funds to one or more accounts specified by each respective Seller Affiliate, as applicable, at least one business day prior to the Closing.

section 2
REPRESENTATIONS AND WARRANTIES OF SELLER AFFILIATES

In order to induce the Company to enter into this Agreement, each Seller Affiliate, severally and not jointly, hereby represents and warrants to the Company as follows:

2.1              Ownership of Shares. As of the date of this Agreement, such Seller Affiliate owns the number of shares of Common Stock set forth opposite such Seller Affiliate’s name on Schedule I hereto. At the Closing, such Seller Affiliate shall own the number of such Seller Affiliate’s Shares to be sold, as applicable, to the Company by such Seller Affiliate and such Seller Affiliate’s Shares, when delivered by such Seller Affiliate to the Company, shall be free and clear of any liens, claims or encumbrances, including rights of first refusal and similar claims, except for restrictions of applicable state and federal securities laws. There are no restrictions on the transfer of such Seller Affiliate’s Shares to be sold to the Company by such Seller Affiliate imposed by any stockholder or similar agreement or any law, regulation or order, other than applicable state and federal securities laws.

2.2              Authorization. Such Seller Affiliate has full right, power and authority to execute, deliver and perform this Agreement and to sell, assign and deliver such Seller Affiliate’s Shares to be sold by such Seller Affiliate to the Company. This Agreement is the legal, valid and, assuming due execution and delivery by the Company, binding obligation of such Seller Affiliate, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or affecting the rights of creditors or creditors’ rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity).

2.3              No Violation; No Consent. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by such Seller Affiliate(a) will not constitute a breach or violation of or default under any judgment, decree or order or any agreement or instrument of such Seller Affiliate, or to which such Seller Affiliate is subject, (b) will not result in the creation or imposition of any lien upon the Shares to be sold by such Seller Affiliate, and (c) will not require the consent of or notice to any governmental entity or any party to any contract, agreement or arrangement with such Seller Affiliate.

2.4              U.S. Persons. Such Seller Affiliate is a U.S. person for U.S. federal income tax purposes.

section 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

In order to induce the Seller Affiliates to enter into this Agreement, the Company hereby represents and warrants as follows:

3.1              Organization and Corporate Power; Authorization. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite power and authority to execute, deliver and perform this Agreement and to acquire the Shares. As of the Closing, the Company will have sufficient capital to purchase the Shares hereunder. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby have been approved by the Audit and Finance Committee of the Company’s Board of Directors and have been otherwise duly authorized by all requisite action on the part of the Company. This Agreement and any other agreements, instruments, or documents entered into by the Company pursuant to this Agreement have been duly executed and delivered by the Company and are the legal, valid and, assuming due execution by the other parties hereto, binding obligations of the Company, enforceable against the Company in accordance with their terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or affecting the rights of creditors or creditors’ rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity).

3.2              Capital Stock. The authorized capital stock of the Company consists of (a) 400,000,000 shares of Common Stock, of which 224,854,553 shares were issued and outstanding as of May 9, 2024 and (b) 5,000,000 shares of Preferred Stock, $.001 par value, none of which were issued or outstanding as of May 9, 2024.

3.3              No Violation; No Consent. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Company (a) will not constitute a breach or violation of or default under any judgment, decree or order or any agreement or instrument of the Company or to which the Company is subject, and (b) will not require the consent of or notice to any governmental entity or any party to any contract, agreement or arrangement with the Company.

section 4
CONDITIONS TO THE COMPANY’S OBLIGATIONS

The obligations of the Company under Section 1 to purchase the Shares at the Closing from each Seller Affiliate, as applicable, are subject to the fulfillment as of the Closing of each of the following conditions unless waived by the Company in accordance with Section 8.9:

4.1              Representations and Warranties. The representations and warranties of such Seller Affiliate contained in Section 2 shall be true and correct in all material respects on and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

4.2              Performance. Such Seller Affiliate shall have performed and complied in all material respects with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the date of the Closing.

4.3              Tender Offer. The expiration of the Tender Offer shall have occurred and the Company shall have purchased shares of Common Stock pursuant thereto in accordance with the terms thereof.

4.4              Delivery of Shares. Such Seller Affiliate shall have delivered all of such Seller Affiliate’s Shares to be sold by such Seller Affiliate at the Closing, free and clear of any liens, claims or encumbrances, along with all documents or other instruments necessary for a valid transfer.

4.5              Further Assurances. No governmental authority shall have advised or notified the Company that the consummation of the transactions contemplated hereunder would constitute a material violation of any applicable laws or regulations, which notification or advice shall not have been withdrawn after the exhaustion of the Company’s good faith efforts to cause such withdrawal.

section 5
CONDITIONS TO SELLER AFFILIATES’ OBLIGATIONS

The obligations of each Seller Affiliate under Section 1 to sell such Seller Affiliate’s Shares at the Closing are subject to the fulfillment as of the Closing of each of the following conditions unless waived by such Seller Affiliate in accordance with Section 8.9:

5.1              Representations and Warranties. The representations and warranties of the Company contained in Section 3 shall be true and correct in all material respects as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

5.2              Performance. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the date of the Closing.

5.3              Tender Offer. (a) The expiration of the Tender Offer shall have occurred and (b) the Company shall have purchased shares of Common Stock pursuant thereto in accordance with the terms thereof.

5.4              Further Assurances. No governmental authority shall have advised or notified such Seller Affiliate that the consummation of the transactions contemplated hereunder would constitute a material violation of any applicable laws or regulations, which notification or advice shall not have been withdrawn after the exhaustion of such Seller Affiliate’s good faith efforts to cause such withdrawal.

section 6
COVENANTS

6.1              No Purchase of Class A Common Stock. Until eleven business days following the expiration date of the Tender Offer, each Seller Affiliate agrees that such Seller Affiliate and its respective affiliates will not, directly or indirectly, purchase any shares of Class A Common Stock.

6.2              No Sale of Common Stock. Each Seller Affiliate agrees that such Seller Affiliate and its respective affiliates will not, directly or indirectly, tender any shares of Common Stock in the Tender Offer, or, from the date hereof until the first trading day after the Company publicly announces the final results of the Tender Offer, sell any shares of Common Stock.

6.3              Tender Offer; Final Results. The Company shall not reduce the Price Range or the Total Consideration in the Tender Offer without the prior written consent of the Seller Affiliates.

6.4              Closing Conditions. Each Seller Affiliate and the Company shall use their commercially reasonable efforts to ensure that each of the conditions to Closing is satisfied.

6.5              Withholding. The Purchase Price shall be paid to each Seller Affiliate, as applicable, subject to any and all U.S. federal, state, local or foreign income, backup withholding or withholding taxes unless such Seller Affiliate provides a properly completed and executed Internal Revenue Service Form W-9 that certifies the Seller Affiliate’s U.S. person status and taxpayer identification number.

section 7
SURVIVAL OF REPRESENTATIONS AND WARRANTIES; LIMITATION ON LIABILITY

7.1              Survival. All representations and warranties hereunder shall survive the Closing except that the representations and warranties in Sections 2.3 and 3.3 shall only survive the Closing until the second anniversary of the Closing.

7.2              Limitation on Liability. Notwithstanding the foregoing, in no event shall any Seller Affiliate’s liability for breach of the representations, warranties and covenants exceed the Purchase Price to be paid by the Company to such Seller Affiliate. No Seller Affiliate shall have any liability hereunder for the breach of the representations, warranties and covenants of any other Seller Affiliate hereunder.

section 8
MISCELLANEOUS

8.1              Adjustments. Wherever a particular number is specified herein, including, without limitation, number of shares or price per share, such number shall be adjusted to reflect any stock dividends, stock-splits, reverse stock-splits, combinations or other reclassifications of stock or any similar transactions and appropriate adjustments shall be made with respect to the relevant provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the Company and the Seller Affiliates under this Agreement.

8.2              Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

8.3              Entire Agreement; Amendment. This Agreement contains all the terms agreed upon among the parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements and communications, whether oral or written with respect to such subject matter. Neither this Agreement nor any provision hereof may be amended, changed or waived other than by a written instrument signed by the party against who enforcement of any such amendment, change or waiver is sought.

8.4              Cooperation. The Company and the Seller Affiliates shall, from and after the date hereof, cooperate in a reasonable manner to effect the purposes of this Agreement.

8.5              Termination. The Company or the Seller Affiliates may terminate this Agreement if (a) the Tender Offer is not commenced by May 27, 2024, (b) the Tender Offer is terminated without the purchase of any shares of Common Stock or (c) if the Tender Offer is not consummated by August 12, 2024; provided that the Company may not terminate this Agreement under this clause (c) unless the Tender Offer is terminated. Upon termination of this Agreement pursuant to this Section 8.5, none of the parties hereto shall have any liability hereunder except for breaches of such party’s representations, warranties or covenants occurring prior to the date of such termination.

8.6              Notices. All notices and all other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by registered or certified mail, postage prepaid (return receipt requested), or sent by a nationally recognized overnight courier (receipt of which is confirmed) to a party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Seller Affiliates:

Baker Brothers Life Sciences, L.P.

667, L.P.

Felix J. Baker

Julian C. Baker

FBB2, LLC

FBB3, LLC

FBB Associates

c/o Baker Bros Advisors LP

860 Washington Street, 3rd Floor

New York, NY 10014

Attention: Scott L. Lessing

If to the Company:

Incyte Corporation
1801 Augustine Cut-Off
Wilmington, DE 19803
Attention: General Counsel

Each such notice or other communication shall be effective at the time of receipt if delivered personally or nationally recognized overnight courier (with receipt confirmed), or three (3) business days after being mailed, registered or certified mail, postage prepaid, return receipt requested.

8.7              Severability. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

8.8              GOVERNING LAW; JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement will be brought or otherwise commenced in any state or federal court sitting in the Borough of Manhattan of the City of New York. Each party hereto agrees to the entry of an order to enforce any resolution, settlement, order or award made pursuant to this Section 8.8 by the state and federal courts sitting in the Borough of Manhattan of the City of New York and in connection therewith hereby irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action or proceeding is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts.

8.9              Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement, or any waiver of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing, and that all remedies, either under this Agreement, by law or otherwise, shall be cumulative and not alternative.

8.10          Consents. Any permission, consent, or approval of any kind or character under this Agreement shall be in writing and shall be effective only to the extent specifically set forth in such writing.

8.11          Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which they are entitled at law or in equity, and any party sued for breach of this Agreement expressly waives any defense that a remedy in damages would be adequate.

8.12          Payment of Fees and Expenses. Each party shall be responsible for paying its own fees, costs and expenses in connection with this Agreement and the transactions herein contemplated.

8.13          Construction of Agreement. No provision of this Agreement shall be construed against either party as the drafter thereof. The titles of the Sections of this Agreement are for convenience of reference only and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any of its provisions.

8.14          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Delivery of this Agreement by one party to the other may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signatures follow on next pages]

IN WITNESS WHEREOF, the parties have caused this Stock Purchase Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

INCYTE CORPORATION

By:	/s/ Christiana Stamoulis
Name:	Christiana Stamoulis
Title:	Executive Vice President and Chief Financial Officer

667, L.P.
By: BAKER BROS. ADVISORS LP, management company and investment adviser to 667, L.P., pursuant to authority granted to it by Baker Biotech Capital, L.P., general partner to 667, L.P., and not as the general partner.

By:	/s/ Scott L. Lessing
Name:	Scott L. Lessing
Title:	President

BAKER BROTHERS LIFE SCIENCES, L.P.

By: BAKER BROS. ADVISORS LP, , management company and investment adviser to Baker Brothers Life Sciences, L.P., pursuant to authority granted to it by Baker Brothers Life Sciences Capital, L.P., general partner to Baker Brothers Life Sciences, L.P., and not as the general partner.

By:	/s/ Scott L. Lessing
Name:	Scott L. Lessing
Title:	President

By:	/s/ Felix J. Baker
Name:	Felix J. Baker

By:	/s/ Julian C. Baker
Name:	Julian C. Baker

FBB2, LLC

By:	/s/ Julian C. Baker
Name:	Julian C. Baker
Title:	Manager

FBB3 LLC

By:	/s/ Julian C. Baker
Name:	Julian C. Baker
Title:	Manager

FBB ASSOCIATES

By:	/s/ Julian C. Baker
Name:	Julian C. Baker
Title:	Manager

Schedule I

Name of Seller Affiliate	Number of Shares of Common Stock Owned	Percentage Participation
Funds advised by Baker Bros. Advisors LP1	35,946,286	100

Felix J. Baker	281,190	0

Julian C. Baker	527,152	0

FBB2, LLC	14,755	0

FBB3 LLC	31,140	0

FBB Associates	33,410	0

1 Such funds are Baker Brothers Life Sciences, L.P. and 667, L.P.